Exhibit 23.3
CONSENT OF INDEPENDENT APPRAISER
American Appraisal Associates, Inc. (“AAA”) hereby consents to the inclusion in the Registration Statement on Form S-1 (File No. 333-133423) (the “Form S-1”) of WESCO International, Inc. (“WESCO International”) and WESCO Distribution, Inc. (“WESCO Distribution” and, collectively with WESCO International, “WESCO”) of the summary of AAA’s conclusions of value appearing in the Form S-1. Specifically, AAA consents to the disclosure in the Form S-1 of AAA as WESCO valuation expert and of AAA’s opinions of value of the trademarks, purchased customer relationships, non-compete agreements and a strategic supply agreement that were performed by AAA in connection with WESCO’s acquisitions of Carlton-Bates Company and Fastec Industrial Corp. In giving this consent AAA does not hereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or as an expert as defined by the rules and regulations of the Securities and Exchange Commission.
/s/ T. Michael Rathburn
T. Michael Rathburn
Associate General Counsel
American Appraisal Associates, Inc.
Milwaukee, Wisconsin
November 20, 2006